EXHIBIT 1.4

(Tentative Translation)

REGULATIONS OF THE AUDIT & SUPERVISORY BOARD

Amended as of January 27, 2017

MINEBEA MITSUMI INC.

REGULATIONS OF THE AUDIT & SUPERVISORY BOARD

Article 1. (Purpose)

These Regulations of the Audit & Supervisory Board (these “Regulations”) shall provide for the matters regarding the Audit & Supervisory Board in accordance with the applicable laws and ordinances and the Article of Incorporation of the Company.

Article 2. (Constitution)

1.	The Audit & Supervisory Board shall be composed of all the Audit & Supervisory Board Members of the Company.

2.	The Audit & Supervisory Board shall have a full-time Standing Audit & Supervisory Board Member.

3.	In addition to the full-time Audit & Supervisory Board Member discussed in the preceding paragraph, the Audit & Supervisory Board shall have a Chairperson of the Audit & Supervisory Board as set forth in Article 6 hereof, and the specified audit & supervisory board members set forth in Article 7 hereof and a Senior Audit & Supervisory Board Member set forth in Article 8 hereof.

Article 3. (Purpose of the Audit & Supervisory Board)

The Audit & Supervisory Board shall receive reports on, deliberate regarding and resolve important matters concerning audits; provided, however, that the Audit & Supervisory Board Members may not preclude any audit & supervisory board member from exercising his / her own powers.

Article 4. (Duties of the Audit & Supervisory Board)

The Audit & Supervisory Board shall, among other things, perform the following duties; provided, however, that the determination made under item (3) of this article may not preclude any audit & supervisory board member from exercising his / her own powers:

(1)	preparation of audit reports;

(2)	appointment and removal of full time standing audit & supervisory board member; and

(3)	determination of audit policies, the methods of investigations of the status of the operations and financial status of the Company and other matters regarding the performance of the duties of audit & supervisory board members.

Article 5. (Appointment and Removal of Full-time Standing Audit & Supervisory Board Member)

The Audit & Supervisory Board shall appoint or remove a full-time Standing Audit & Supervisory Board Member by a resolution of the Audit & Supervisory Board.

Article 6. (Chairperson)

1.	The Audit & Supervisory Board shall elect a chairperson from among Audit & Supervisory Board Members by a resolution of the Audit & Supervisory Board. The role of a chairperson shall be replaced by another Audit & Supervisory Board Member in case that the chairperson is unable to act in the order of the predetermined priority by the Audit & Supervisory Board.

2.	The chairperson of the Audit & Supervisory Board shall, in addition to the duties set forth in Article 9, paragraph 1 hereof, perform any other duties entrusted to the chairperson by the Audit & Supervisory Board; provided, however, that the chairperson may not preclude any Audit & Supervisory Board Member from exercising his / her own powers.

Article 7. (Specified Audit & Supervisory Board Members)

1.	The Audit & Supervisory Board shall appoint the person hereafter referred to as the “Specified Audit & Supervisory Board Member” to perform the following duties by a resolution of the Audit & Supervisory Board;

(1)	to receive from the directors the business reports, the annexed specifications thereof and accounting-related documents to be received by each Audit & Supervisory Board Member, and distribute these documents to the other Audit & Supervisory Board Members;

(2)	to provide notice of the contents of the Audit & Supervisory Board audit report concerning the business reports and the annexed specifications thereof to the Directors hereafter referred to as “Specified Directors” determined to be the persons to receive such notice;

(3)	to agree with the Specified Directors on the date to provide the notice mentioned in the preceding item;

(4)	to receive notice of the contents of the accounting audit report from the Accounting Auditors and provide notice of the contents of such audit report to the other Audit & Supervisory Board Members;

(5)	to agree with the Specified Directors and the Accounting Auditors on the date to receive the notice mentioned in the preceding item;

(6)	to provide notice of the contents of the Audit & Supervisory Board audit report concerning the accounting-related documents to the specified directors and the accounting auditors; and

(7)	to agree with the Specified Directors on the date to provide the notice mentioned in the preceding item.

2.	A Specified Audit & Supervisory Board Member shall be a full-time Audit & Supervisory Board Member.

Article 8. (Senior Audit & Supervisory Board Member)

1.	The Audit & Supervisory Board shall appoint a Senior Audit & Supervisory Board Member by a resolution of the Audit & Supervisory Board.

2.	The Senior Audit & Supervisory Board Member shall deliberate on the remuneration of Executive Officers with a President and Chief Executive Officer and a Senior Outside Director.

Article 9. (Holding of Meetings)

A meeting of the Audit & Supervisory Board shall be convened monthly as a general rule; provided, however, that a meeting of the Audit & Supervisory Board may be held whenever necessary.

Article 10. (Convening Meetings)

1.	A meeting of the Audit & Supervisory Board shall be convened and presided by the chairperson.

2.	Any audit & supervisory board member may demand that the chairperson convene a meeting of the Audit & Supervisory Board.

3.	If the chairperson does not convene a meeting of the Audit & Supervisory Board notwithstanding the demands mentioned in the preceding paragraph, the audit & supervisory board member who made such demand may convene and preside over a meeting of the Audit & Supervisory Board.

Article 11. (Convocation Procedures)

1.	In convening a meeting of the Audit & Supervisory Board, a notice to that effect shall be dispatched to each audit & supervisory board member no later than three days prior to the date of the meeting of the Audit & Supervisory Board.

2.	When the unanimous consent of the Audit & Supervisory Board Members has been obtained, a meeting of the Audit & Supervisory Board may be held without convocation procedures.

Article 12. (Method of Resolution)

The resolution of the Audit & Supervisory Board shall be adopted by a majority of the Audit & Supervisory Board Members.

Article 13. (Resolution on Audit Policies, etc.)

1.	Audit policies, audit plans, methods of audit, allocation of audit duties among audit & supervisory board members and other related matters shall be determined by the resolution of the Audit & Supervisory Board meeting. However, the preceding sentence may not preclude any audit & supervisory board member from exercising his / her power or fulfilling his / her obligations.

2.	In addition to those set forth in the preceding paragraph, the Audit & Supervisory Board shall resolve the matters it determines necessary for the performance of the functions, such as a budget for audit expenses.

3.	The Audit & Supervisory Board shall request that the directors resolve the contents of the following audit systems and develop such systems:

(1)	matters relating to employees who support the audit & supervisory board member’s duties;

(2)	matters relating to the independence of the employees mentioned in the preceding item from directors;

(3)	matters relating to ensuring the effectiveness of advice to be given to an employee mentioned in item (1) above;

(4)	systems mentioned below and any other system relating to reports to be provided to audit & supervisory board members;

(a)	systems for directors and employees to report to audit & supervisory board members.

(b)	systems for directors, audit & supervisory board members and employees of a subsidiary of the Company or those who have received reports from them to report to audit & supervisory board members.

(5)	systems to ensure that those who have submitted reports in accordance with the preceding paragraph shall not be treated unfairly due to such reporting;

(6)	matters relating to the policies to handle expenses paid in advance or reimbursement of expenses, or process expenses or debt incurred in relation to the execution of the duties of audit & supervisory board members; and

(7)	other systems relating to ensuring the effectiveness of audits conducted by audit & supervisory board members.

Article 14. (Regular Meetings, etc. with the Representative Directors)

1.	The Audit & Supervisory Board shall hold meetings with the Representative Directors on a regular basis and shall endeavor to deepen their mutual understanding with the representative directors by, for example, exchanging opinions with the representative directors regarding issues to be addressed by the Company, the status of the development of the environment for the audits conducted by Audit & Supervisory Board Members, important issues regarding audits, and any other relevant matters, and by making requests as necessary.

2.	The Audit & Supervisory Board shall from time to time explain to the Representative Directors and the Board of Directors the audit policies, the audit plan and status and results of their audit.

Article 15. (Reports to the Audit & Supervisory Board)

1.	Audit & Supervisory Board Members shall report the status of the performance of their own duties to the Audit & Supervisory Board on a regular basis and an as needed basis, and whenever the Audit & Supervisory Board requests a report.

2.	Audit & Supervisory Board Members who have reports from the Accounting Auditors, the Directors, employees of the Company’s internal audit division and other relevant departments, and other relevant persons shall report to the Audit & Supervisory Board thereof.

3.	The Audit & Supervisory Board shall request the Accounting Auditors, the Directors, employees of the Company’s internal audit division and other relevant departments, and other relevant persons to provide reports as necessary.

4.	With respect to the preceding three paragraphs, if the Audit & Supervisory Board Members, the Accounting Auditors, the Directors, employees of the Company’s internal audit division and other relevant departments, and other relevant persons provide notice of the matters to be reported to the Audit & Supervisory Board to all audit & supervisory board members, such matters shall not be required to be reported to the Audit & Supervisory Board.

Article 16. (Measures for Reports)

1.	The Audit & Supervisory Board shall undertake the necessary investigations and take measures appropriate to the situation such as giving advice or recommendations to the directors upon the receipt of the reports from the Directors that any fact likely to cause the Company significant damage has been found and of reports from the accounting auditors that, in connection with the Director’s performance of their duties, an misconduct or any material fact constituting a violation of any law or ordinance or the Articles of Incorporation has been found.

2.	The Audit & Supervisory Board shall also take necessary measures, to the extent necessary and appropriate, upon the receipt of reports other than the matters mentioned in the preceding paragraph in accordance with the foregoing paragraph.

Article 17. (Preparation of Audit Reports)

1.	The Audit & Supervisory Board shall prepare the Audit & Supervisory Board Members audit reports through deliberations based on the audit report prepared by each Audit & Supervisory Board Member.

2.	In case where the contents of the Audit & Supervisory Board audit report are different from the contents of any audit & supervisory board member’s audit report and at the request of such audit & supervisory board member, the Audit & Supervisory Board shall append a note with the contents of such audit & supervisory board member’s audit report to the Audit & Supervisory Board audit report.

3.	Each Audit & Supervisory Board Member shall affix to the Audit & Supervisory Board audit report his / her respective signature, or his / her respective name and seal impression (including electronic signature). Full-time standing audit & supervisory board member and outside audit & supervisory board member shall be recorded in the Audit & Supervisory Board audit report.

4.	The provisions of the preceding three paragraphs shall apply mutatis mutandis to audit reports to be prepared when extraordinary accounting documents or consolidated accounting documents are prepared by the Company.

Article 18. (Consent, etc. regarding the Election of an Audit & Supervisory Board Member)

1.	The following matters regarding the election of an Audit & Supervisory Board Member shall be determined by the resolution of the Audit & Supervisory Board:

(1)	consent to submit to the shareholders’ meeting a proposal concerning the election of an audit & supervisory board member by the directors;

(2)	demand to include the election of an audit & supervisory board member in the agenda of the shareholders’ meeting; and

(3)	demand to submit to the shareholders’ meeting a proposal concerning the election of an audit & supervisory board member.

2.	The preceding paragraph shall apply mutatis mutandis to the election of substitute audit & supervisory board member.

Article 19. (Consent, etc. regarding the Election of Accounting Auditors)

1.	The following matters regarding the election, dismissal or disapproval of reappointment of accounting auditors shall be determined by a resolution of the Audit & Supervisory Board:

(1)	consent to include a proposal concerning the dismissal or disapproval of reappointment of the accounting auditors by the directors;

(2)	consent to include a proposal concerning the reelection of the accounting auditors in the agenda of the shareholders’ meeting by the directors;

(3)	demand to submit to the shareholders’ meeting a proposal concerning the dismissal or disapproval of reappointment of the accounting auditor;

(4)	demand to submit to the shareholders’ meeting a proposal concerning the election of the accounting auditor; and

(5)	consent to include a proposal concerning the election of the person who is to temporarily perform the duties of an accounting auditor in case of the vacancy of the accounting auditor.

2.	The consent of all audit & supervisory board members is required for the dismissal of the accounting auditor based on the statutory grounds of dismissal and may be obtained through deliberations of the Audit & Supervisory Board. In such case, a chairperson of the Audit & Supervisory Board shall report the dismissal and the reason thereof at the first shareholders’ meeting to be held after the dismissal.

3.	The consent mentioned in the preceding paragraph may be made in writing or by electric means in case of urgent necessity.

Article 20. (Consent to Remuneration, etc. of the Accounting Auditors)

The consent to remuneration, etc. of Accounting Auditors or a person temporarily perform the duties of an accounting auditor shall be determined by a resolution of the Audit & Supervisory Board.

Article 21. (Consent to Partial Exemption of Directors from Liability)

1.	The following consent of all audit & supervisory board members is required for the following acts and may be obtained through deliberations of the Audit & Supervisory Board.

(1)	consent to submit to the shareholders’ meeting a proposal concerning a partial exemption of a director from liability;

(2)	consent to submit to the shareholders’ meeting a proposal concerning the modification of the Articles of Incorporation to provide that directors may be partially exempted from liability be the Board of Directors resolution;

(3)	consent to submit to the Board of Directors’ meeting a proposal concerning the partial exemption of a Director from liability based on the provisions of the Articles of Incorporation; and

(4)	consent to submit to a shareholders’ meeting a proposal concerning the modification of the Articles of Incorporation to provide that the Company may enter into an agreement with an outside Director for his / her partial exemption from liability.

2.	The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.

Article 22. (Consent to Participate in a Derivative Lawsuit)

1.	The consent of all audit & supervisory board members to the Company’s participation in a derivative lawsuit to assist the defendant director(s) may be made through deliberations of the Audit & Supervisory Board.

2.	The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.

Article 23. (Deliberations Regarding the Exercise of the Powers of an Audit & Supervisory Board Member)

Audit & Supervisory Board Members may, in the case of exercising their powers or fulfilling their obligations regarding the following items, have prior deliberations with the Audit & Supervisory Board:

(1)	explanations of the questions for an audit & supervisory board member notified by the shareholders prior to the shareholders’ meeting;

(2)	reports to the Board of Directors, demands to convene the Board of Directors, etc.;

(3)	results of investigations regarding the proposals, documents and other materials to be submitted to the shareholders’ meeting;

(4)	to seek injunctions against the acts of directors outside of the purpose of the Company or otherwise in violation of any applicable law or ordinance or the Articles of Incorporation;

(5)	statements of opinion at a shareholders’ meeting regarding the election, dismissal or resignation, remuneration, etc. of an Audit & Supervisory Board Member;

(6)	expression of opinion that an Audit & Supervisory Board Member is required to notify the shareholders of the matters in case of the issue of shares for subscription, etc. that entail transfer of control;

(7)	matters regarding lawsuits between the company and the Directors; and

(8)	matters regarding the filing of any lawsuits, etc.

Article 24. (Deliberations regarding Remuneration, etc.)

An audit & supervisory board member may deliberate on the remuneration, etc. of an Audit & Supervisory Board Member at the Audit & Supervisory Board meeting with the consent of all audit & supervisory board members.

Article 25. (Minutes)

1.	The Audit & Supervisory Board shall prepare minutes containing the following items and all audit & supervisory board members present at the Audit & Supervisory Board meeting shall affix to the minutes their respective signatures or their respective names and seal impressions (including electronic signature):

(1)	the date and place of holding the Audit & Supervisory Board meeting (including the methods of attendance, in cases where Audit & Supervisory Board Members, Directors or Accounting Auditors attend such meeting without being physically present);

(2)	the outline of the progress of the proceedings of the meeting and the results thereof;

(3)	if there are any opinions stated or statements made at the Audit & Supervisory Board meeting with respect to the following matters, the summary of the contents of such opinions or statements;

a.	reports from the directors that any fact likely to cause the Company significant damage has been found; or

b.	reports from the accounting auditors that there exists, in connection with the directors’ performance of their duties, any misconduct or any material fact constituting a violation of any applicable laws and ordinances or the Article of Incorporation;

(4)	names of the directors or the accounting auditors who attended the Audit & Supervisory Board meeting; and

(5)	the name of the chairperson on the Audit & Supervisory Board meeting.

2.	In cases where the report to the Audit & Supervisory Board shall not be required pursuant to Article 15, Paragraph 4, the Audit & Supervisory Board shall prepare minutes containing the following items:

(1)	contents of the matters which shall not be required to be reported to the Audit & Supervisory Board;

(2)	date on which the report to the Audit & Supervisory Board was deemed not to be required;

(3)	the name of the audit & supervisory board members who performed the duties concerning the preparation of the minutes.

3.	The Company shall keep the minutes mentioned in the preceding two paragraphs for ten years at the head office.

Article 26. (Secretariat of the Audit & Supervisory Board)

The affairs related to convening the Audit & Supervisory Board meetings, the preparation of the minutes of such meetings, and other affairs concerning the operation of the Audit & Supervisory Board shall be performed by employees who support audit & supervisory board members’ duties such as staff for audit & supervisory board members.

Article 27. (Code of the Audit & Supervisory Board Auditing Standards)

Matters regarding the Audit & Supervisory Board and the Audit & Supervisory Board Member’s audits shall be governed by the provisions of the code of the Audit & Supervisory Board auditing standards established by the Audit & Supervisory Board, in addition to by the provisions of applicable laws and ordinances, the Articles of Incorporation of the Company and these Regulations.

Article 28. (Revision or Abolition of these Regulations)

The revision or abolition of these Regulations shall be made by the Audit & Supervisory Board.

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